Exhibit 99.1

FleetCor Reports Second Quarter 2012 Financial Results

Adjusted Net Income Increases 32% Versus Prior Year

Fleetcor Raises 2012 Guidance

NORCROSS, Ga., August 8, 2012 — FleetCor Technologies, Inc. (NYSE: FLT), a leading independent global provider of fuel cards and workforce payment products to businesses, today reported financial results for its second quarter ended June 30, 2012.

“We are extremely pleased with our second quarter results which include revenue growth of 28% and adjusted net income growth of 32%,” said Ron Clarke, chairman, and chief executive officer, FleetCor Technologies, Inc. “In addition, we are pleased to have recently expanded to the Brazilian market with our acquisition of CTF Technologies as well as completing another acquisition in Russia. Both acquisitions further demonstrate our commitment to developing markets.”

Financial results for the second quarter of 2012:

GAAP Results

•	Total revenues, net in the second quarter of 2012 increased 28% to $171.8 million compared to $134.2 million in the second quarter of 2011

•	Net income in the second quarter of 2012 increased 48% to $54.4 million, or $0.63 per diluted share, compared to $36.7 million, or $0.44 per diluted share in the second quarter of 2011

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) in the second quarter of 2012 increased 29% to $154.3 million compared to $119.3 million in the second quarter of 2011

•	Adjusted net income[1] in the second quarter of 2012 increased 32% to $63.0 million, or $0.73 per diluted share, compared to $47.8 million, or $0.57 per diluted share in the second quarter of 2011

2012 Outlook:

FleetCor Technologies, Inc. is raising its financial guidance for 2012 as follows:

•	Revenues, net between $665 million and $675 million, up from our previous guidance range of $615 million to $625 million

•	Adjusted net income[1] between $235 million and $240 million, up from our previous guidance range of $217 million to $222 million; and

•	Adjusted net income[1] per diluted share between $2.74 and $2.78, up from our previous guidance range of $2.55 to $2.60

The assumptions included in the guidance are as follows:

•	Fuel prices flat to current levels

[1]	Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

•	Market spreads to return to their historic normal levels

•	A 0.4% decrease in our effective tax rate from 30.1% in 2011 to 29.7% in 2012

•	Foreign exchange rates to remain at current levels

•	An increase in fully diluted shares outstanding to 86.2 million shares

•	No impact related to future acquisitions or material new partnership agreements

“Given our strong results for the first half of the year and our recently completed acquisitions we are raising our financial guidance for 2012,” said Eric Dey, chief financial officer, FleetCor Technologies, Inc. “As we said previously, we expect our two recent acquisitions, in Brazil and Russia, to be accretive to both revenue and profit in 2012, and expect the acquisitions to add at least $0.06 to $0.07 in adjusted net income per share, including deal and restructuring costs, for the remainder of 2012.”

Conference Call

The Company will host a conference call to discuss second quarter of 2012 financial results on August 8th at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing 877-941-2069, or for international callers 480-629-9713. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the conference ID is 4556767. The replay will be available until Wednesday, August 15, 2012. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, assumptions underlying financial guidance, and management’s expectations regarding accretion from completed acquisitions. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted revenues, net are calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables and, (d) loss on the early extinguishment of debt. The company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expenses can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are used by investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a commercial customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, and Europe. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

770-729-2017

FleetCor Technologies, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues, net	$171,820	$134,213	$317,985	$245,218
Expenses:
Merchant commissions	17,651	14,881	28,044	23,158
Processing	27,014	19,775	52,593	37,707
Selling	10,274	9,003	20,449	16,790
General and administrative	23,824	22,074	47,647	39,989
Depreciation and amortization	11,609	8,588	23,329	17,195

Operating income	81,448	59,892	145,923	110,379

Other (income) expense, net	(66)	(56)	522	(90)
Interest expense, net	2,818	3,451	6,381	6,814
Loss on extinguishment of debt	—	2,669	—	2,669

Total other expense	2,752	6,064	6,903	9,393

Income before income taxes	78,696	53,828	139,020	100,986
Provision for income taxes	24,295	17,113	42,540	31,937

Net income	$54,401	$36,715	$96,480	$69,049

Basic earnings per share	$0.65	$0.46	$1.16	$0.86
Diluted earnings per share	$0.63	$0.44	$1.13	$0.83
Weighted average shares outstanding:
Basic shares	83,294	80,151	82,929	80,044
Diluted shares	85,737	83,548	85,451	83,464

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	June 30, 2012	December 31, 2011[1]
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$255,579	$285,159
Restricted cash	50,127	55,762
Accounts receivable (less allowance for doubtful accounts of $17,959 and $15,315, respectively)	545,796	481,791
Securitized accounts receivable - restricted for securitization investors	325,000	280,000
Prepaid expenses and other current assets	17,505	15,416
Deferred income taxes	4,310	4,797

Total current assets	1,198,317	1,122,925

Property and equipment	101,875	93,380
Less accumulated depreciation and amortization	(66,198)	(60,656)

Net property and equipment	35,677	32,724
Goodwill	775,749	760,872
Other intangibles, net	408,731	379,907
Other assets	86,215	45,834

Total assets	$2,504,689	$2,342,262

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$474,837	$478,882
Accrued expenses	34,857	41,565
Customer deposits	170,640	180,269
Securitization facility	325,000	280,000
Current portion of notes payable and other obligations	129,873	140,354

Total current liabilities	1,135,207	1,121,070

Notes payable and other obligations, less current portion	285,950	278,429
Deferred income taxes	141,612	131,327

Total noncurrent liabilities	427,562	409,756

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 115,390,487 shares issued and 83,508,817 shares outstanding at June 30, 2012; and 475,000,000 shares authorized, 113,741,883 shares issued and 81,860,213 shares outstanding at December 31, 2011	115	114
Additional paid-in capital	500,331	466,203
Retained earnings	630,978	534,498
Accumulated other comprehensive loss	(13,841)	(13,716)
Less treasury stock, 31,881,670 shares at June 30, 2012 and December 31, 2011	(175,663)	(175,663)

Total stockholders’ equity	941,920	811,436

Total liabilities and stockholders’ equity	$2,504,689	$2,342,262

[1]	Certain prior period amounts have been recast in connection with ASC 805, Business Combinations.

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Operating activities
Net income	$96,480	$69,049
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	6,288	5,531
Stock-based compensation	7,793	11,983
Provision for losses on accounts receivable	10,953	8,771
Amortization of deferred financing costs	1,051	843
Amortization of intangible assets	14,357	9,187
Amortization of premium on receivables	1,633	1,634
Deferred income taxes	(167)	(765)
Loss on extinguishment of debt	—	2,669
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	5,635	(667)
Accounts receivable	(117,325)	(154,408)
Prepaid expenses and other current assets	2,808	(4,608)
Other assets	(42,268)	(1,114)
Excess tax benefits related to stock-based compensation	(14,750)	(1,821)
Accounts payable, accrued expenses and customer deposits	(9,286)	56,170

Net cash (used in) provided by operating activities	(36,798)	2,454

Investing activities
Acquisitions, net of cash acquired	(35,490)	(785)
Purchases of property and equipment	(8,431)	(5,916)

Net cash used in investing activities	(43,921)	(6,701)

Financing activities
Excess tax benefits related to stock-based compensation	14,750	1,821
Borrowings on securitization facility, net	45,000	18,000
Deferred financing costs paid	(795)	(7,736)
Proceeds from issuance of common stock	11,584	855
Principal payments on notes payable	(7,500)	(331,465)
Borrowings on notes payable	—	300,000
Borrowings from revolver	145,000	—
Payments on revolver, net	(185,000)	—
Borrowings on swing line of credit, net	26,862	—
Other	—	(179)

Net cash provided by (used in) financing activities	49,901	(18,704)

Effect of foreign currency exchange rates on cash	1,238	9,347

Net increase in cash and cash equivalents	(29,580)	(13,604)
Cash and cash equivalents, beginning of period	285,159	114,804

Cash and cash equivalents, end of period	$255,579	$101,200

Supplemental cash flow information
Cash paid for interest	$7,209	$4,335

Cash paid for income taxes	$24,164	$20,284

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues, net	$171,820	$134,213	$317,985	$245,218
Merchant commissions	17,561	14,881	28,044	23,158

Total adjusted revenues	$154,259	$119,332	$289,941	$222,060

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended
	2012	2011	2012	2011	2011
Net income	$54,401	$36,715	$96,480	$69,049	$147,335
Stock based compensation	3,960	7,842	7,793	11,983	21,743
Amortization of intangible assets	7,081	4,587	14,357	9,187	19,590
Amortization of premium on receivables	817	818	1,633	1,634	3,266
Amortization of deferred financing costs	541	377	1,051	843	1,864
Loss on extinguishment of debt	—	2,669	—	2,669	2,669

Total pre-tax adjustments	12,399	16,293	24,834	26,316	49,132
Income tax impact of pre-tax adjustments at the effective tax rate	(3,828)	(5,180)	(7,599)	(8,322)	(14,805)

Adjusted net income	$62,972	$47,828	$113,715	$87,043	$181,662

Adjusted net income per diluted share	$0.73	$0.57	$1.33	$1.04	$2.17
Diluted shares	85,737	83,548	85,451	83,464	83,654

Exhibit 2

Key Operating Metrics

(In thousands, except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
NORTH AMERICA
- Transactions	39,336	38,625	711	1.8%	76,001	74,782	1,219	1.6%
- Revenues, net per transaction	$2.73	$2.40	$0.33	13.8%	$2.50	$2.20	$0.30	13.6%
- Revenues, net	$107,286	$92,865	$14,421	15.5%	$190,098	$164,449	$25,649	15.6%

INTERNATIONAL[2]
- Transactions[2]	34,903	11,108	23,795	214.2%	70,112	21,920	48,192	219.9%
- Revenues, net per transaction[2]	$1.85	$3.72	$(1.87)	-50.3%	$1.82	$3.68	$(1.86)	-50.5%
- Revenues, net	$64,534	$41,348	$23,186	56.1%	$127,887	$80,769	$47,118	58.3%

FLEETCOR CONSOLIDATED REVENUES[2]
- Transactions[2]	74,239	49,733	24,506	49.3%	146,113	96,702	49,411	51.1%
- Revenues, net per transaction[2]	$2.31	$2.70	$(0.39)	-14.4%	$2.18	$2.54	$(0.36)	-14.2%
- Revenues, net	$171,820	$134,213	$37,607	28.0%	$317,985	$245,218	$72,767	29.7%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1,2]
- Transactions[2]	74,239	49,733	24,506	49.3%	146,113	96,702	49,411	51.1%
- Adjusted Revenues per transaction[2]	$2.08	$2.40	$(0.32)	-13.3%	$1.98	$2.30	$(0.32)	-13.9%
- Adjusted Revenues	$154,259	$119,332	$34,927	29.3%	$289,941	$222,060	$67,881	30.6%

[1]

Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

[2]	The presentation of prior quarters presented herein has been conformed to the current period presentation that eliminates certain intercompany transactions.

Sources of Revenue3

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
Revenue from customers and partners	40.8%	47.3%	-6.5%	-13.7%	44.7%	51.0%	-6.3%	-12.4%
Revenue from merchants and networks	59.2%	52.7%	6.5%	12.3%	55.3%	49.0%	6.3%	12.9%
Revenue tied to fuel-price spreads	23.5%	21.5%	2.0%	9.3%	19.7%	19.2%	0.5%	2.6%
Revenue influenced by absolute price of fuel	19.2%	25.6%	-6.4%	-25.0%	19.2%	24.0%	-4.8%	-20.0%
Revenue from program fees, late fees, interest and other	57.3%	52.9%	4.4%	8.3%	61.1%	56.8%	4.3%	7.6%

[3]	Expressed as a percentage of consolidated revenue.

Exhibit 3

GAAP Segment Results

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues, net:
North America	$107,286	$92,865	$190,098	$164,449
International[1]	64,534	41,348	127,887	80,769

	$171,820	$134,213	$317,985	$245,218

Operating income:
North America	$53,598	$40,471	$91,711	$71,990
International[1]	27,850	19,421	54,212	38,389

	$81,448	$59,892	$145,923	$110,379

Depreciation and amortization:
North America	$5,024	$4,889	$10,018	$9,831
International[1]	6,585	3,699	13,311	7,364

	$11,609	$8,588	$23,329	$17,195

Capital expenditures:
North America	$2,501	$1,347	$4,596	$2,834
International[1]	2,367	1,975	3,835	3,082

	$4,868	$3,322	$8,431	$5,916

[1]

The results from our Mexican business acquired during the third quarter of 2011, Allstar business acquired during the fourth quarter of 2011 and Russian business acquired in the second quarter of 2012 are reported in our International segment.